INRE FUND, L.P. FINANCIAL STATEMENTS For the year ended December 31, 2020

INRE FUND, L.P. – FINANCIAL STATEMENTS Contents 1 Report of Independent Auditors 2 Statement of Assets and Liabilities 4 Condensed Schedule of Investments 5 Statement of Operations 17 Statement of Changes in Partners’ Capital 18 Statement of Cash Flows 19 Notes to the Financial Statements 21

Ernst & Young 200 George Street Sydney NSW 2000 Australia GPO Box 2646 Sydney NSW 2001 Tel: +61 2 9248 5555 Fax: +61 2 9248 5959 ey.com/au Report of Independent Auditors The General Partner InRe Fund, L.P. We have audited the accompanying financial statements of InRe Fund, L.P. (the “Partnership”), which comprise the statement of assets and liabilities, including the condensed schedule of investments as of December 31, 2020, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended and the related notes to the financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. Auditor's Responsibility Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InRe Fund, L.P. as at December 31, 2020, and the results of its operations, changes in partners’ capital and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles. Ernst & Young Sydney 3 June 2021

INRE FUND, L.P. – FINANCIAL STATEMENTS Statement of Assets and Liabilities As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 4 Notes $ ASSETS Securities owned, at fair value (cost: $3,176,542,109) 11 4,238,020,253 Options owned, at fair value (cost: $496,168,844) 11, 12 1,424,971,830 Credit default swaps (cost: $13,765,087) 11, 12 3,729,668 Unrealized gain on contracts for differences 11, 12 274,666,415 Unrealized gain on interest rate swaps 11, 12 1,102,830 Unrealized gain on bond swaps 11, 12 9,210,127 Unrealized gain on futures contracts 11, 12 7,514,327 Cash and cash equivalents 5 121,183,514 Due from brokers 7 917,567,158 Receivable from investments sold 309,434,487 Interest and dividends receivable 6,302,261 Other assets and prepaid expenses 8,202 Total assets 7,313,711,072 LIABILITIES Securities sold, but not yet purchased, at fair value (proceeds: $1,581,314,681) 11 1,646,858,937 Options sold, but not yet purchased, at fair value (cost: $407,301,802) 11, 12 992,756,796 Credit default swaps (upfront fees paid: $4,431,030) 11, 12 27,477,728 Unrealized loss on contracts for differences 11, 12 167,895,074 Unrealized loss on bond swaps 11, 12 1,927,483 Unrealized loss on forward contracts 11, 12 4,303,874 Due to brokers 7 1,455,344,210 Payable for investments purchased 6,897,269 Interest payable on bank, broker and other balances 2,847,317 Dividends payable on securities sold, but not purchased 1,195,937 Administration fees payable 3 103,066 Professional fees payable 32,000 Other payables and accrued expenses 88,609 Total liabilities 4,307,728,300 PARTNERS’ CAPITAL 3,005,982,772

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 5 Percentage of Number of Fair Value Partners’ Security Name/Industry Shares $ Capital SECURITIES OWNED, AT FAIR VALUE Equities – listed Argentina Consumer discretionary 35,849,708 1.19 % Total Argentina (cost: $7,789,996) 35,849,708 1.19 % Brazil Financials 80,595,476 2.68 % Total Brazil (cost: $63,357,283) 80,595,476 2.68 % Canada Information technology Shopify Inc. 173,232 196,089,962 6.52 % Total Canada (cost: $173,050,419) 196,089,962 6.52 % China Communication services Bilibili Inc. 3,496,241 299,697,779 9.97 % Others 215,957,033 7.18 % Consumer discretionary TAL Education Group 2,205,926 157,745,768 5.25 % Others 424,728,456 14.14 % Consumer staples 192,492,136 6.40 % Energy 18,443,166 0.61 % Financials Futu Holdings Limited 4,716,775 215,792,456 7.18 % Others 28,632,608 0.95 % Healthcare 7,222,791 0.24 % Industrials 97,870,153 3.26 % Information technology 125,087,096 4.16 % Total China (cost: $1,181,747,490) 1,783,669,442 59.34%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 6 Percentage of Number of Fair Value Partners’ Security Name/Industry Shares $ Capital SECURITIES OWNED, AT FAIR VALUE (CONTINUED) Equities – listed (continued) France Consumer discretionary 26,976,824 0.90 % Total France (cost: $20,949,966) 26,976,824 0.90 % Hong Kong Consumer staples 20,276,833 0.67 % Total Hong Kong (cost: $20,252,363) 20,276,833 0.67 % Netherlands Consumer discretionary 3,729,257 0.12 % Total Netherlands (cost: $2,457,801) 3,729,257 0.12 % South Africa Consumer discretionary 7,099,228 0.24 % Total South Africa (cost: $5,095,247) 7,099,228 0.24 % Taiwan Information technology 28,633,904 0.95 % Total Taiwan (cost: $25,371,257) 28,633,904 0.95 % United States of America Communication services 97,550,353 3.25 % Consumer discretionary 163,001,034 5.42 % Financials 275,350,189 9.16 % Industrials 132,582,762 4.41 % Information technology 621,397,987 20.67 % Total United States of America (cost: $1,086,012,383) 1,289,882,325 42.91 % Total equities – listed (cost: $2,586,084,205) 3,472,802,959 115.52%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 7 Percentage of Number of Fair Value Partners’ Security Name/Industry Shares $ Capital SECURITIES OWNED, AT FAIR VALUE (CONTINUED) Equities – unlisted Korea Consumer discretionary 48,137,283 1.60 % Total Korea (cost: $29,999,868) 48,137,283 1.60 % Total equities – unlisted (cost: $29,999,868) 48,137,283 1.60 % Warrants/Rights China Consumer staples 127,379,339 4.24 % Total China (cost: $95,112,141) 127,379,339 4.24 % United States of America Industrials 2,433,331 0.08 % Total United States of America (cost: $419,800) 2,433,331 0.08 % Total warrants/rights (cost: $95,531,941) 129,812,670 4.32 % Maturity dates for open warrants range from February 25, 2021 through to June 12, 2023. Government bonds China SDBC 2005 3.0700% 2030-03-10 1,237,500,000 182,112,967 6.06 % Others 11,050,610 0.37 % Total China (cost: $182,850,248) 193,163,577 6.43 % United States of America US Treasuries 1,036,995 0.03 % Total United States of America (cost: $958,846) 1,036,995 0.03 % Total government bonds (cost: $183,809,094) 194,200,572 6.46%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 8 Percentage of Fair Value Partners’ Industry $ Capital SECURITIES OWNED, AT FAIR VALUE (CONTINUED) Convertible bonds China Communication services 180,820,345 6.02 % Consumer discretionary 75,821,143 2.52 % Total China (cost: $176,223,962) 256,641,488 8.54 % Singapore Communication services 21,999,614 0.73 % Total Singapore (cost: $5,658,316) 21,999,614 0.73 % United States of America Consumer discretionary 20,946,060 0.70 % Information technology 26,465,455 0.88 % Total United States of America (cost: $35,223,940) 47,411,515 1.58 % Total convertible bonds (cost: $217,106,218) 326,052,617 10.85 % Corporate bonds Canada Industrials 1,854,225 0.06 % Total Canada (cost: $2,045,175) 1,854,225 0.06%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 9 Percentage of Fair Value Partners’ Industry $ Capital SECURITIES OWNED, AT FAIR VALUE (CONTINUED) Corporate bonds (continued) China Communication services 8,547,675 0.28 % Consumer discretionary 783,210 0.02 % Energy 2,080,000 0.07 % Financials 3,137,232 0.10 % Materials 2,048,956 0.07 % Real estate 106,608 0.00 % Total China (cost: $15,909,320) 16,703,681 0.54 % Hong Kong Consumer discretionary 3,635,491 0.12 % Total Hong Kong (cost: $3,420,945) 3,635,491 0.12 % Macau Consumer discretionary 6,511,555 0.22 % Total Macau (cost: $6,347,125) 6,511,555 0.22 % Netherlands Information technology 2,503,527 0.08 % Total Netherlands (cost: $2,300,000) 2,503,527 0.08 % United States of America Consumer discretionary 1,540,000 0.05 % Financials 301,788 0.01 % Industrials 8,593,183 0.29 % Real estate 2,427,368 0.08 % Total United States of America (cost: $12,083,293) 12,862,339 0.43 % Total corporate bonds (cost: $42,105,858) 44,070,818 1.45%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 10 Percentage of Fair Value Partners’ Industry $ Capital SECURITIES OWNED, AT FAIR VALUE (CONTINUED) Loans Canada Consumer discretionary 516,716 0.02 % Total Canada (cost: $504,993) 516,716 0.02 % United States of America Financials 3,177,402 0.11 % Industrials 98,193 0.00 % Information technology 19,151,023 0.64 % Total United States of America (cost: $21,399,932) 22,426,618 0.75 % Total loans (cost: $21,904,925) 22,943,334 0.77 % TOTAL SECURITIES OWNED, AT FAIR VALUE (COST: $3,176,542,109) 4,238,020,253 140.97%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 11 Percentage of Fair Value Partners’ $ Capital DERIVATIVES OPTIONS OWNED, AT FAIR VALUE Brazil Options 4,477,349 0.15 % Total Brazil (cost: $1,652,010) 4,477,349 0.15 % Canada Options 45,062,830 1.50 % Total Canada (cost: $46,721,120) 45,062,830 1.50 % China Options 197,030,198 6.55 % Total China (cost: $62,425,413) 197,030,198 6.55 % Europe Options 62,795 0.00 % Total Europe (cost: $1,044,894) 62,795 0.00 % Taiwan Options 1,596 0.00 % Total Taiwan (cost: $1,575,000) 1,596 0.00 % United States of America Options 1,178,337,062 39.20 % Total United States of America (cost: $382,750,407) 1,178,337,062 39.20 % TOTAL OPTIONS OWNED, AT FAIR VALUE (COST: $496,168,844) 1,424,971,830 47.40 % CREDIT DEFAULT SWAPS Credit default swaps Credit default swaps 3,729,668 0.12 % TOTAL CREDIT DEFAULT SWAPS (COST: $13,765,087) 3,729,668 0.12%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 12 Percentage of Appreciation Partners’ $ Capital DERIVATIVES (CONTINUED) UNREALIZED GAIN ON CONTRACTS FOR DIFFERENCES Contracts for differences 274,666,415 9.14 % TOTAL UNREALIZED GAIN ON CONTRACTS FOR DIFFERENCES 274,666,415 9.14 % UNREALIZED GAIN ON INTEREST RATE SWAPS Interest rate swaps 1,102,830 0.04 % TOTAL UNREALIZED GAIN ON INTEREST RATE SWAPS 1,102,830 0.04 % UNREALIZED GAIN ON BOND SWAPS Bond swaps 9,210,127 0.31 % TOTAL UNREALIZED GAIN ON BOND SWAPS 9,210,127 0.31 % UNREALIZED GAIN ON FUTURES CONTRACTS Futures contracts 7,514,327 0.25 % TOTAL UNREALIZED GAIN ON FUTURES CONTRACTS 7,514,327 0.25%

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 13 Percentage of Number of Fair Value Partners’ Security Name/Industry Shares $ Capital SECURITIES SOLD, BUT NOT YET PURCHASED, AT FAIR VALUE Equities – listed China Consumer staples (6,110,436) (0.20) % Total China (proceeds: $6,014,219) (6,110,436) (0.20) % United States of America Consumer discretionary (84,686,751) (2.82) % Financials iShares MSCI Emerging Markets ETF 6,426,041 (332,033,538) (11.05) % SPDR S&P 500 ETF Trust 944,022 (352,950,945) (11.74) % Others (120,709,711) (4.02) % Information technology (1,614,918) (0.05) % Total United States of America (proceeds: $812,498,837) (891,995,863) (29.68) % Total equities – listed (proceeds: $818,513,056) (898,106,299) (29.88) % Government bonds United States of America T 0.6250% 2030-08-15 276,800,000 (269,815,125) (8.98) % T 0.8750% 2030-11-15 254,539,100 (253,564,693) (8.44) % Others (186,836,074) (6.22) % Total United States of America (proceeds: $726,024,642) (710,215,892) (23.64) % Total government bonds (proceeds: $726,024,642) (710,215,892) (23.64) % Corporate bonds Canada Industrials (1,873,722) (0.06) % Total Canada (proceeds: $2,022,563) (1,873,722) (0.06) %

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 14 Percentage of Fair Value Partners’ Industry $ Capital SECURITIES SOLD, BUT NOT YET PURCHASED, AT FAIR VALUE (CONTINUED) Corporate bonds (continued) China Communication services (8,463,795) (0.28) % Total China (proceeds: $7,947,525) (8,463,795) (0.28) % United States of America Communication services (8,175,035) (0.27) % Consumer discretionary (647,714) (0.02) % Consumer staples (8,403,975) (0.28) % Industrials (5,791,985) (0.19) % Information technology (328,190) (0.01) % Materials (4,852,330) (0.16) % Total United States of America (proceeds: $26,806,895) (28,199,229) (0.93) % Total corporate bonds (proceeds: $36,776,983) (38,536,746) (1.27) % TOTAL SECURITIES SOLD, BUT NOT YET PURCHASED, AT FAIR VALUE (PROCEEDS: $1,581,314,681) (1,646,858,937) (54.79) %

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 15 Percentage of Fair Value Partners’ $ Capital DERIVATIVES OPTIONS SOLD, BUT NOT YET PURCHASED, AT FAIR VALUE Brazil Options (1,616,153) (0.05) % Total Brazil (proceeds: $1,652,010) (1,616,153) (0.05) % Canada Options (28,170,488) (0.94) % Total Canada (proceeds: $46,937,161) (28,170,488) (0.94) % China Options (149,907,695) (4.99) % Total China (proceeds: $79,238,073) (149,907,695) (4.99) % United States of America Options (813,062,460) (27.05) % Total United States of America (proceeds: $279,474,558) (813,062,460) (27.05) % TOTAL OPTIONS SOLD, BUT NOT YET PURCHASED, AT FAIR VALUE (PROCEEDS: $407,301,802) (992,756,796) (33.03) % CREDIT DEFAULT SWAPS Credit default swaps Credit default swaps (27,477,728) (0.91) % TOTAL CREDIT DEFAULT SWAPS (UPFRONT FEES PAID: $4,431,030) (27,477,728) (0.91) %

INRE FUND, L.P. – FINANCIAL STATEMENTS Condensed Schedule of Investments (continued) As at December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 16 Percentage of Depreciation Partners’ $ Capital DERIVATIVES (CONTINUED) UNREALIZED LOSS ON CONTRACTS FOR DIFFERENCES Contracts for differences (167,895,074) (5.59) % TOTAL UNREALIZED LOSS ON CONTRACTS FOR DIFFERENCES (167,895,074) (5.59) % UNREALIZED LOSS ON BOND SWAPS Bond swaps (1,927,483) (0.06) % TOTAL UNREALIZED LOSS ON BOND SWAPS (1,927,483) (0.06) % UNREALIZED LOSS ON FORWARD CONTRACTS Forward contracts (4,303,874) (0.14) % TOTAL UNREALIZED LOSS ON FORWARD CONTRACTS (4,303,874) (0.14) %

INRE FUND, L.P. – FINANCIAL STATEMENTS Statement of Operations For the year ended December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 17 Notes $ INVESTMENT INCOME Interest income 10,661,490 Dividend income (net of withholding tax of $1,302,553) 8,057,035 Total investment income 18,718,525 EXPENSES Interest expense 12,144,827 Management fee 6 8,151,215 Dividends on short sales 7,156,194 Bank and broker expenses 2,085,962 Administration fee 3 908,724 Professional fees 348,552 General and other expenses 407,453 Total expenses 31,202,927 NET INVESTMENT LOSS (12,484,402) NET REALIZED GAIN AND NET CHANGE IN UNREALIZED APPRECIATION ON SECURITIES, DERIVATIVES AND FOREIGN CURRENCIES Net realized gain on securities, derivatives and foreign currencies 528,798,996 Net change in unrealized appreciation on securities, derivatives and foreign currencies 1,201,463,417 Net realized gain and net change in unrealized appreciation on securities, derivatives and foreign currencies 1,730,262,413 NET CHANGE IN PARTNERS’ CAPITAL RESULTING FROM OPERATIONS 1,717,778,011

INRE FUND, L.P. – FINANCIAL STATEMENTS Statement of Changes in Partners’ Capital For the year ended December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 18 Limited Special Limited Total Notes Partner Partner Partner $ $ $ PARTNERS’ CAPITAL AT THE BEGINNING OF THE YEAR 914,132,870 – 914,132,870 Capital contributions 300,000,000 74,071,891 374,071,891 Net change in partners’ capital resulting from capital transactions 300,000,000 74,071,891 374,071,891 Allocation of income/(loss): Net investment loss (12,203,333) (281,069) (12,484,402) Net realized gain on securities, derivatives and foreign currencies 494,013,083 34,785,913 528,798,996 Net change in unrealized appreciation on securities, derivatives and foreign currencies 1,123,529,222 77,934,195 1,201,463,417 Net change in partners’ capital resulting from operations 1,605,338,972 112,439,039 1,717,778,011 Performance allocation: Crystallized 6 (454,314,245) 454,314,245 – NET CHANGE IN PARTNERS’ CAPITAL 1,451,024,727 640,825,175 2,091,849,902 PARTNERS’ CAPITAL AT THE END OF THE YEAR 2,365,157,597 640,825,175 3,005,982,772

INRE FUND, L.P. – FINANCIAL STATEMENTS Statement of Cash Flows For the year ended December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 19 $ CASH FLOWS FROM OPERATING ACTIVITIES Net change in partners’ capital resulting from operations 1,717,778,011 Adjustments to reconcile net change in partners’ capital resulting from operations to net cash and restricted cash provided by operating activities: Payments to purchase of investments owned (4,343,712,624) Proceeds from sale of investments owned 1,953,511,622 Payments to cover investments sold short (2,322,241,039) Proceeds from investments sold short 3,877,531,453 Net realized gain on securities and derivatives (78,700,488) Net change in unrealized appreciation on securities and derivatives (1,201,067,975) Changes in operating assets and liabilities: Increase in due from brokers, excluding restricted cash (1) (122,114,352) Increase in receivable from investments sold (303,658,900) Increase in interest and dividends receivable (3,986,092) Decrease in other assets and prepaid expenses 10,596 Increase in due to brokers 1,335,803,646 Decrease in payable for investments purchased (13,403,543) Increase in interest payable on bank, broker and other balances 329,803 Increase in dividends payable on securities sold, but not purchased 836,610 Increase in administration fees payable 48,414 Decrease in other payables and accrued expenses (250,731) Net cash and restricted cash provided by operating activities (1) 496,714,411 CASH FLOWS FROM FINANCING ACTIVITIES Capital contributions 300,000,000 Capital withdrawals (4,500,000) Net cash provided by financing activities 295,500,000 Net change in cash and cash equivalents and restricted cash (1) 792,214,411 Cash and cash equivalents and restricted cash at the beginning of the year 104,018,113 Cash and cash equivalents and restricted cash at the end of the year (1) 896,232,524

INRE FUND, L.P. – FINANCIAL STATEMENTS Statement of Cash Flows (continued) For the year ended December 31, 2020 (Stated in United States Dollars) The accompanying notes to the financial statements should be read in conjunction with this statement. 20 The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Statement of Assets and Liabilities that sum to the total of the same such amounts shown in the Statement of Cash Flows. December 31, 2020 Cash and cash equivalents 121,183,514 Restricted cash included in Due from brokers (1) 775,049,010 Cash and cash equivalents and restricted cash (1) 896,232,524 (1) Cash and cash equivalents and restricted cash as at December 31, 2020 includes margin posted as collateral of $775,049,010 which is considered to be restricted cash. This is included in Due from brokers on the Statement of Assets and Liabilities as at December 31, 2020. Movement of such restricted cash is excluded from the increase in due from brokers balance in the changes in operating assets and liabilities section of the Statement of Cash Flows. See Note 7 for additional disclosure regarding current year restricted cash as included within due from brokers on the Statement of Assets and Liabilities. Supplemental disclosure of cash flow information Cash flows from operating activities include: Cash received during the year for interest 7,033,302 Cash paid during the year for interest (12,039,653) Cash received during the year for dividends 7,769,453 Cash paid during the year for dividends (6,319,584)

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements For the year ended December 31, 2020 (Stated in United States Dollars) 21 1 ORGANIZATION AND PRINCIPAL ACTIVITY InRe Fund, L.P. (the “Partnership”) was formed on December 8, 2016 in the Cayman Islands and was registered as an exempted limited partnership under the acts of the Cayman Islands on December 8, 2016. The Partnership changed its name from Hillhouse InRe Fund, L.P. to InRe Fund, L.P. on November 1, 2019. The Partnership commenced operations on December 14, 2016. The investment objective of the Partnership is to generate attractive risk-adjusted returns by investing its capital in a portfolio comprised of publicly traded equity and debt securities, equity interests in private companies and investments in privately issued debt, securities and instruments. The Partnership will invest primarily in issuers domiciled or generating the majority of their revenue or profits primarily in North America, Asia or Europe. On December 14, 2016, the Partnership elected to adopt the Amended and Restated Exempted Limited Partnership Agreement (the “LPA”). On September 26, 2017, the Partnership adopted an addendum to the LPA which authorizes and consents the Partnership to utilize prime broker leverage for Partnership investments subject to the limitations set forth in the addendum. On May 14, 2018 and November 1, 2019, the Partnership issued the Second and Third Amended and Restated Exempted Limited Partnership Agreement, respectively. On June 30, 2020, the Fourth Amended and Restated Exempted Limited Partnership Agreement was issued. The registered office of the Partnership is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, Cayman Islands, KY1-9008. The General Partner of the Partnership is InRe Fund GP, Ltd. (the “General Partner”), a Cayman Islands company. The General Partner is also the Special Limited Partner (the “Special Limited Partner”) of the Partnership. AnglePoint Asset Management, Ltd. (the “Management Company”) is registered with the United States Securities and Exchange Commission as an investment adviser. The Administrator of the Partnership is Citco Fund Services (Australia) Pty. Ltd. (the “Administrator”). 2 SIGNIFICANT ACCOUNTING POLICIES (a) Statement of compliance and basis of preparation The following significant accounting policies are in conformity with United States generally accepted accounting principles (“US GAAP”) and are stated in United States Dollars (“$”). The following is a summary of the significant accounting and reporting policies used in preparing the financial statements. The Partnership is an investment company following accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”). (b) Securities valuation Listed securities are valued at their last traded price on the valuation date, or, if no sales occurred on such date, at the closing “bid” price if owned and the closing “offer” price if sold short.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 22 2 SIGNIFICANT ACCOUNTING POLICIES (continued) (b) Securities valuation (continued) The Partnership records its derivative activities on a mark-to-market or fair value basis. Fair market values are determined by using quoted market prices when available. Otherwise, fair values are based on industry-accepted models or confirmation by counterparties. Unlisted securities are not registered for public sale and are carried at fair value at the end of the year, as determined by the General Partner and/or the Management Company in good faith. When observable prices are not available for these investments, the General Partner and/or the Management Company uses one or more valuation techniques (e.g., the market approach, the income approach or the cost approach) for which sufficient and reliable data is available. The use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors. Fair values of unlisted equity investments are estimated, if possible, using applicable price/earnings ratios, price to book ratios or price to sales ratios for similar companies, adjusted to reflect the specific circumstances of the issuer. The inputs used by the General Partner and/or the Management Company in estimating the value of these investments include the original transaction price and recent transactions in the same or similar instruments. These investments may also be adjusted to reflect liquidity and/or non- transferability, with the amount of such discount estimated by the General Partner and/or the Management Company in the absence of market information. The fair value measurement of these investments does not include transaction costs. Net change in unrealized appreciation and depreciation is reflected in the Statement of Operations. (c) Investment transactions and related investment income All of the Partnership’s investments are classified as “held for trading”, with changes in fair value reflected in the Statement of Operations. Investment transactions are accounted for on a trade-date basis. Realized gains and losses on security transactions are determined using the first-in, first-out method of accounting. Interest income and expense are accounted for on an accrual basis. Dividends are recognized when the right to receive the payment is established. (d) Cash and cash equivalents Cash and cash equivalents may be comprised of due from banks on demand and short-term highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, with original maturities of three months or less. Cash and cash equivalents are valued at cost, which approximates fair value. The bank in which cash is held is an affiliate of the Administrator. (e) Due from/to brokers Due from/to brokers balances comprise of cash and cash collateral balances with the Partnership’s brokers.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 23 2 SIGNIFICANT ACCOUNTING POLICIES (continued) (f) Receivable from investments sold/payable for investments purchased Receivable from investments sold and payable for investments purchased, if any, comprise amounts receivable or payable for investments transactions that have not settled at year end. (g) Taxation There is currently no taxation imposed on income or capital gains by the Government of the Cayman Islands. The only taxes payable by the Partnership are withholding taxes of other countries applicable to certain investment income. As a result, no tax liability or expense has been recorded in the financial statements. The Partnership evaluates tax positions taken or expected to be taken to determine whether, for all tax periods still subject to assessment or challenge by the relevant taxation authorities, the tax positions are “more-likely-than-not” to be sustained on examination. This evaluation includes the position that further withholding taxes will not be levied on income already received by the Partnership. As at December 31, 2020, the tax years that remain subject to examination by the United States federal and state jurisdictions under the statute of limitations are 2018, 2019 and 2020. Tax positions that meet the more-likely-than-not recognition threshold are initially recorded and subsequently measured at the largest amount of tax benefit that is more than 50% likely of being realized on ultimate settlement, using the facts, circumstances and information available at the reporting date. Tax positions regarding the assessment of future withholding taxes that do not meet the recognition threshold are recognized as an income tax expense in the current year. Interest and penalties that the Partnership would incur under the relevant tax law, if the tax positions were ultimately not sustained, would be included in the amount recognized as income tax expense. The accrual of interest on the underpayment of tax is recognized in the first period according to the provisions of the relevant tax law. Penalties are recognized in the period in which the Partnership takes the tax position if the position does not meet the relevant minimum statutory threshold to avoid payment of penalties, or in a subsequent period if the Partnership’s judgment about meeting the minimum statutory threshold changes. For the year ended December 31, 2020, there was no interest or penalty incurred. (h) Foreign currency transactions The Partnership maintains its books and records in United States Dollars. Transactions in other currencies during the year are translated into United States Dollars at the exchange rates in effect at the date of the transactions. Monetary assets and liabilities denominated in other currencies are translated into United States Dollars at the exchange rates in effect at the reporting date. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included in the net realized gains/(losses) and net change in unrealized appreciation/(depreciation) on securities, derivatives and foreign currencies in the Statement of Operations. For the year ended December 31, 2020, the net realized loss resulting from foreign currency translation was $1,835,370.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 24 2 SIGNIFICANT ACCOUNTING POLICIES (continued) (i) Contracts for differences A contract for difference is a contract between two parties, buyer and seller, stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time. (If the difference is negative, then the buyer instead pays to the seller). Such a contract is an equity derivative that allows investors to speculate on share price movements, without the need for ownership of the underlying shares. (j) Options Premiums received on the writing of call and put options are recorded as a liability and the premiums paid on the purchase of call and put options are recorded as an asset at inception. The fair value of unexpired option contracts are based upon the quoted market value of the option or at the fair value as provided by brokers if a quotation is not readily available. Realized and unrealized gains and losses are included in the Statement of Operations. Premiums received from writing options that expire unexercised are recognized as realized gains. (k) Forward contracts The market value of a forward foreign currency contract (“forward contracts”) fluctuates with changes in currency exchange rates. The forward contracts are marked to market and the change in market value is recorded in the Statement of Assets and Liabilities and Statement of Operations. When the forward contracts are closed, the Partnership records a realized gain or loss equal to the difference in the contracted values at the time the forward contracts was entered into and the value at the time it was closed. (l) Futures contracts Futures contracts are recorded as contractual commitments on a trade date basis and are carried at fair value based upon their closing price on the valuation date on the exchange that constitutes their principal market. (m) Swaps Swap agreements (“swaps”) represent agreements that obligate two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset or otherwise determined notional amount. The payment flows are usually netted against each other, with the difference being paid by one party to the other. Therefore, amounts required for the future satisfaction of the swap may be greater or less than the amount recorded. The realized gain or loss depends upon the prices at which the underlying financial instruments of the swap is valued at the swap’s settlement date and is included in the Statement of Operations. Unrealized appreciation or depreciation are fair valued in accordance with the accounting policy stated in Note 2(s) and the resulting movement in the unrealized appreciation or depreciation is recorded in the Statement of Operations. Credit default swaps and interest rate swaps are generally valued based on estimates provided by broker dealers or derived from proprietary/external pricing models using quoted inputs based on the terms of the contracts. Net realized gains or losses are recorded with respect to periodic interest payments made or received on credit default swaps. Any up-front payments made or received upon entering credit default swap contracts are treated as part of the cost and changes are reflected as part of the unrealized appreciation/(depreciation) on valuation.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 25 2 SIGNIFICANT ACCOUNTING POLICIES (continued) (n) Warrants/Rights Warrants/rights held by the Partnership are issued by banks or broker-dealers and are designed to offer a return linked to a particular underlying equity. Investments in warrants/rights involve the same risks associated with a direct investment in the underlying foreign companies or foreign securities markets that they seek to replicate. In addition, there can be no assurance that the trading price of warrants/rights will equal the underlying value of the foreign companies or foreign securities markets that they seek to replicate. There is also counterparty risk associated with these investments because the Partnership is relying on the creditworthiness of such counterparty and has no rights under a warrant against the issuer of the underlying security. (o) Debt securities The Partnership invests in a number of debt securities including convertible, corporate and government bonds. The value of these debt securities may be particularly sensitive to changes in prevailing interest rates. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Debt securities that are not traded in active markets are generally categorized in Level 2 of the fair value hierarchy. In instances where significant inputs are unobservable, debt securities are categorized in Level 3 of the fair value hierarchy. (p) Loans Loans are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. These assets are initially measured at fair value plus any directly attributable transaction costs. Gains and losses are recognized in the Statement of Operations when the loans are derecognized or impaired. (q) Use of estimates The preparation of financial statements in conformity with US GAAP may require management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates include those related to accruals and investment valuations. Estimates, by their nature, are based on judgement and available information. Management believes that the estimates utilized in the preparation of the financial statements are reasonable and prudent. Actual results could differ from management’s estimates. (r) Allocation of Profits and Losses based on the Amended and Restated Limited Partnership Agreement The LPA provides for the allocation of net income (i.e. net profits and unrealized appreciation over net loss and unrealized depreciation) to all limited partners of the Partnership (the “Limited Partner”) in proportion to their respective capital account balances with the Partnership. (s) Fair value measurements The fair value of the Partnership’s assets and liabilities which qualify as financial instruments under ASC 825, Financial Instruments (“ASC 825”), approximates the carrying amounts presented in the Statement of Assets and Liabilities.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 26 2 SIGNIFICANT ACCOUNTING POLICIES (continued) (s) Fair value measurements (continued) Investments in unlisted securities of $48,137,283 (representing 1.60% of the partners’ capital) have been valued according to the LPA. The General Partner’s and/or the Management Company’s assumption of the fair value of these securities may differ significantly from the values that may have been used, had a ready market existed, and the differences could be material. Refer to Note 11 for the significant assumptions and inputs made in the valuation for these unlisted securities. (t) Withdrawals In accordance with FASB Statement No. 150, withdrawals are recognized as liabilities when the amount requested in the withdrawal notice becomes fixed. This generally may occur either at the time of the receipt of the notice, or on the last day of a fiscal period, depending on the nature of the request. As a result, there was no withdrawals payable balance in January 2021 that was based upon year end partners’ capital balances included in withdrawals payable in the Statement of Assets and Liabilities as at December 31, 2020. (u) Investment portfolio The industry classifications reflected in the accompanying Condensed Schedule of Investments represent the Partnership’s belief as to the most meaningful presentation of the classification of the principal business of the issuer. (v) Impact of recent accounting pronouncements In August 2018, the FASB issued Codification Accounting Standards Update (“ASU”) No. 2018- 13, Fair Value Measurements (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), to streamline disclosure requirements while continuing to provide useful information for financial statement users. For non-public entities, ASU 2018-13 eliminates disclosures for the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, policy for timing of transfers between levels of the fair value hierarchy, valuation process for Level 3 fair value measurements and the changes in unrealized gains and losses for Level 3 investments held at the end of the reporting period. The guidance also amends disclosure requirements for the Level 3 rollforward. All other changes implemented by the ASU 2018-13 are applicable to public companies only. The guidance is effective for financial statements with fiscal years beginning after December 15, 2019. The Partnership early adopted this guidance since the year ended December 31, 2018 and its impact is reflected in the financial statements. 3 SERVICE PROVIDER AGREEMENTS Pursuant to the prime brokerage agreements, the clearing and depositary operations for the Partnership’s proprietary transactions are performed by its prime brokers. As at December 31, 2020, the securities positions and cash balances were maintained with these brokers. The Partnership continuously monitors the credit standing of its brokers and does not expect any losses as a result of this concentration. The custodian, prime brokers and counterparty for over-the- counter (“OTC”) derivatives and their respective S&P credit rating as at December 31, 2020 are, Barclays Bank Plc (A); Goldman Sachs (A+); HSBC Bank Plc (A+); JP Morgan (A+); Merrill Lynch (A+); Morgan Stanley (A+) and UBS AG (A+). As at December 31, 2020, the maximum amount of loss due to credit risk, as based on the gross fair value of the financial instrument, is $1,227,001,645.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 27 3 SERVICE PROVIDER AGREEMENTS (continued) Pursuant to an agreement between the Administrator and the Partnership, the Administrator provides accounting, clerical and administrative services to the Partnership. The Partnership pays the administration fee monthly in arrears. For the year ended December 31, 2020, the Partnership incurred administration fees of $908,724, of which $103,066 remained payable at year end. 4 RESTRICTED ASSETS Restricted assets are securities or assets without a readily ascertainable market, as determined in the General Partner’s sole discretion. For example, some securities or assets may not be publicly traded or may be subject to legal or contractual restrictions on transfer. Restricted assets will be evaluated in accordance with the LPA. Upon realization or deemed realization of a restricted asset, proceeds thereof allocated other than on the last day of a calendar quarter, the Management Company shall repay to the Partnership for disbursement to the participating Partners a portion of the restricted asset administrative fee for the quarter in which such realization or deemed realization and allocation is made. 5 CASH AND CASH EQUIVALENTS Cash and cash equivalents consist of the following: $ Cash in bank 165,214 Cash equivalents * 121,018,300 Total 121,183,514 * The balance represents a money market fund which is held for the purpose of meeting short term cash management rather than investment or other purposes. 6 MANAGEMENT FEE AND PERFORMANCE ALLOCATION Pursuant to the Investment Management Agreement between the Management Company, the General Partner and the Partnership, the Management Company provides investment management, advisory and other services in order to assist in the implementation of the Partnership’s investment objective. For its services, the Management Company charges the Partnership a management fee. The management fee is charged quarterly in advance equal to 0.25% for Class A capital account, 0.375% for restricted asset sub-account attributable to a Class A capital account and 0.125% for Class B capital account balance of each Limited Partner. During the year, the Partnership’s Limited Partners incurred management fee of $8,151,215, of which none remained payable at year end.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 28 6 MANAGEMENT FEE AND PERFORMANCE ALLOCATION (continued) Performance Allocation (the “Performance Allocation”) means, with respect to a Class A capital account, the Class A Performance Allocation and, with respect to a Class B capital account, the Class B Performance Allocation. Class A performance allocation means with respect to a Class A capital account of a Limited Partner as of the end of any fiscal year (or other date of determination), an amount equal to the product of the applicable Performance Allocation Percentage multiplied by the excess, if any, of (i) the ending value of such capital account minus (ii) the Benchmark Amount for such capital account and provided always that net capital appreciation has been provisionally allocated to such capital account in accordance with the LPA. Performance Allocation Percentage means: (i) with respect to a Class A capital account, 30%, and (ii) with respect to a Limited Partner’s Class B capital accounts for a fiscal year, the percentages set forth in the table below based on the Total Net Increase of such capital accounts for such applicable fiscal year: Total Net Increase Performance Allocation Percentage Total Net Increase of up to 4% 0% Total Net Increase in excess of 4% but less than or equal to 6% 10% of the Total Net Increase up to 6% Total Net Increase in excess of 6% but less than or equal to 8% 10% of the first 6% of Total Net Increase; 15% of the portion of any Total Net Increase greater than 6% but less than or equal to 8% Total Net Increase in excess of 8% 20% on the first 8% of Total Net Increase; 25% of the portion of any Total Net Increase greater than 8% but less than or equal to 12%; 30% on the amount of any Total Net Increase in excess of 12% Total Net Increase (the “Total Net Increase”) means with respect to the Class B capital Accounts of a Limited Partner as of the end of each fiscal year (or other date of determination), the sum of (a) the net increase of all Class B capital accounts of such Limited Partner and (b) the aggregate adjusted annual restricted asset profits in respect of such Limited Partner’s pro rata interest in all restricted assets attributable to such Limited Partner, in each case during the applicable fiscal year reduced by the aggregate administrative fee for that fiscal year. Benchmark Amount means, with respect to a Class A capital account of a Limited Partner, the product of (i) 1 plus the Benchmark Return of such Class A capital account, and (ii) the starting net asset value (“NAV”).

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 29 6 MANAGEMENT FEE AND PERFORMANCE ALLOCATION (continued) Benchmark Return means, with respect to the period for which a performance allocation is being determined for a Class A capital account, the return (in percentage terms) that the starting NAV of such Class A capital account (excluding, for the avoidance of doubt, amounts attributable to a restricted asset sub-account during the periods in which such restricted asset sub-account is in existence) would have achieved if it had been invested 65% in iShares MSCI ACWI ETF and 35% in iShares iBoxx Dollar High Yield Corporate Bond ETF at the beginning of the period. The capital account of each Limited Partner shall be debited by, and a capital account maintained by the Special Limited Partner shall be credited by, the Class A Performance Allocation, if any, applicable to such capital account. With respect to all of the Class B capital accounts of each Limited Partner, each capital account of a Limited Partner shall be debited by its pro rata share (or such other portion as determined by the General Partner in its sole discretion), and a capital account maintained by the Special Limited Partner shall be credited by, the Class B Performance Allocation, if any, applicable to such Limited Partner. The amounts so reallocated shall consist of such capital account’s proportionate share of the net profits, net losses, unrealized gains and unrealized losses to the capital account from which the reallocation was made. For the avoidance of doubt, the Class A Performance Allocation in respect of a Class A capital account is determined solely on the basis of the performance of that Class A capital account irrespective of the performance of any other Class A capital account or Class B capital account of such Limited Partner and the Class B Performance Allocation in respect of the Class B capital accounts of a Limited Partner is determined solely on the basis of the performance of those Class B capital accounts irrespective of the performance of any Class A capital account of such Limited Partner and, except as may otherwise be agreed by the General Partner and a Limited Partner, there shall be no netting of the performance of any Class A capital account with any Class B capital account for the purposes of calculating a Performance Allocation hereunder. In its sole and absolute discretion, the General Partner may agree with a Limited Partner to a different Performance Allocation or to no Performance Allocation with respect to a Limited Partner’s capital accounts and such agreement shall have no effect (including any reduction) upon the Performance Allocation made from any other Limited Partner. Any capital account attributable to a related Limited Partner shall not be subject to the Performance Allocation. Performance allocation during the year ended December 31, 2020 amounted to $454,314,245. 7 DUE FROM/TO BROKERS As at December 31, 2020, due from brokers of $917,567,158 represent cash balance held with brokers of $142,518,148 and cash collateral of $775,049,010, which is considered as restricted cash. As at December 31, 2020, due to brokers of $1,455,344,210 represents margin borrowings of $1,056,599,448 and collateral received from counterparties for derivative contracts of $398,744,762. 8 PARTNERS’ CAPITAL The Partnership is a limited partnership with initial capital contributions from each Limited Partner.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 30 8 PARTNERS’ CAPITAL (continued) The General Partner, on such terms and conditions as it may deem appropriate, may from time to time admit one or more persons, as additional Limited Partners making such capital contributions as the General Partner may determine and accept additional capital contributions from the investor Limited Partner. The General Partner may, but shall not be required to, make capital contributions. All capital contributions made by a Limited Partner shall be made in cash, unless the General Partner determines to accept securities as a capital contribution (with the amount of such capital contribution being the fair market value of such securities on the date of contribution). Subject to limitations on withdrawals set forth in the LPA, a Limited Partner may withdraw all or a portion of their capital account on permitted withdrawal dates. There shall be credited to a partner’s capital account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such partner, the fair market value of any property contributed by such partner (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to), any disposition proceeds from any restricted asset and any net profits and unrealized gains of the Partnership corresponding to such capital account and of any items in the nature of income or gain separately allocated to such capital account; and there shall be charged against a partner’s capital account the amount of all cash distributions, the fair market value of any property distributed to such partner by the Partnership (net of any liability secured by such property that the partner is considered to assume or take subject to), the acquisition cost of any restricted asset and any net losses and unrealized losses of the Partnership corresponding to such capital account and of any items in the nature of losses or deductions separately allocated to such capital account. Each Limited Partner shall subscribe for either a Class A Interest or a Class B Interest, and the General Partner shall designate the related capital account as a Class A capital account or a Class B capital account, respectively. The Class A Interests and Class B interests shall be entitled to the same rights and privileges, and shall be subject to the same terms and conditions, in all respects except with respect to the management fee payable to the Management Company and performance allocations made to the Special Limited Partner. A Limited Partner may not convert its interest from one designation of Interests to another without the General Partner’s consent, which may be withheld in its sole discretion.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 31 9 FINANCIAL HIGHLIGHTS Financial highlights of the Partnership for the year ended December 31, 2020 were as follows: Class A Class B Limited Limited Partner Partner Operating performance Gross return 103.97% 146.64 % Management fee (0.58) % (0.50) % Performance allocation (24.91) % (45.98) % Net return 78.48% 100.16 % Ratio to average Limited Partner’s capital: Expenses (before management fee and performance allocation) (0.81) % (1.43) % Management fee (0.51) % (0.44) % Performance allocation (16.81) % (28.24) % Total expenses (including all fees and performance allocation) (18.13) % (30.11) % Net investment loss (including all fees and excluding performance allocation) (0.72) % (0.75) % The above gross return has been calculated for the Limited Partner. The ratios to average Limited Partner’s capital are calculated for the Class A and Class B Limited Partner taken as a whole. An individual investor’s gross and net return and ratios to average Limited Partner’s capital may vary from these amounts and ratios based on different management fee and performance allocation arrangements, as well as the timing and amount of capital transactions. The average Limited Partner’s capital is computed using the Partnership’s weighted-average Limited Partner’s capital as measured at the end of each month. The calculations have been prepared before and after performance allocation as described in Note 6. 10 RELATED PARTY DISCLOSURES (a) Management Company The Management Company is an affiliate of the General Partner. (b) Related party transactions Investment management transactions are disclosed in Note 6.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 32 11 FAIR VALUE OF FINANCIAL INSTRUMENTS The fair value of the Partnership’s assets and liabilities which qualify as financial instruments under ASC 825 approximates the carrying amounts presented in the Statement of Assets and Liabilities. In accordance with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), fair value is defined as the price that the Partnership would receive to sell an investment, or pay to transfer a liability, in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market, the most advantageous market for the investment or liability. ASC 820 establishes the three-tier hierarchy to distinguish between: (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability based on market data obtained from sources independent of the reporting entity (“observable inputs”); and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability based on the best information available in the circumstances (“unobservable inputs”) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Partnership’s investments. The inputs are summarized in the three broad levels listed below: • Level 1 – Quoted prices in active markets for identical assets and liabilities at the reporting date. • Level 2 – Other than quoted prices included with Level 1 that are observable for substantially the full term of the assets or liabilities, either directly or indirectly. Level 2 assets include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and inputs other than quoted prices that are observable, such as models or other valuation methodologies. • Level 3 – Unobservable inputs for the valuation of the asset or liability. Level 3 assets include investments for which there is little, if any, market activity. These inputs require significant management judgment or estimation. Investments included in this category generally include privately negotiated investments in publicly traded and privately held companies. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs). The inputs or methodology used for valuing the securities are not necessarily an indication of the risk associated with investment in those securities.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 33 11 FAIR VALUE OF FINANCIAL INSTRUMENTS (continued) The fair value of the Partnership’s financial assets and financial liabilities was determined using the following levels of inputs as at December 31, 2020: Assets Level 1 Level 2 Level 3 Total $ $ $ $ Equities 3,472,802,959 – 48,137,283 3,520,940,242 Warrants/rights – 129,812,670 – 129,812,670 Government bonds – 194,200,572 – 194,200,572 Convertible bonds – 326,052,617 – 326,052,617 Corporate bonds – 44,070,818 – 44,070,818 Loans – 22,943,334 – 22,943,334 Option contracts – 1,424,971,830 – 1,424,971,830 Credit default swaps – 3,729,668 – 3,729,668 Contracts for differences – 274,666,415 – 274,666,415 Interest rate swaps – 1,102,830 – 1,102,830 Bond swaps – 9,210,127 – 9,210,127 Futures contracts 7,514,327 – – 7,514,327 Total 3,480,317,286 2,430,760,881 48,137,283 5,959,215,450 Liabilities Level 1 Level 2 Level 3 Total $ $ $ $ Equities (898,106,299) – – (898,106,299) Government bonds – (710,215,892) – (710,215,892) Corporate bonds – (38,536,746) – (38,536,746) Option contracts – (992,756,796) – (992,756,796) Credit default swaps – (27,477,728) – (27,477,728) Contracts for differences – (167,895,074) – (167,895,074) Bond swaps – (1,927,483) – (1,927,483) Forward contracts – (4,303,874) – (4,303,874) Total (898,106,299) (1,943,113,593) – (2,841,219,892) There were no Level 3 financial instruments purchased for the year ended December 31, 2020. During the year, there were no transfers between levels in the fair value hierarchy.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 34 11 FAIR VALUE OF FINANCIAL INSTRUMENTS (continued) The table below summarizes information about the techniques used in determining the fair value of the Partnership’s Level 3 investments: Type of Investment – Company/Industry Fair Value $ Valuation Technique(s) Unobservable Input Range HH WBC Investment Holdings, L.P. 48,137,283 Net Asset Value N/A N/A 48,137,283 The significant unobservable input used in the fair value measurement of the Partnership’s unlisted securities is the net asset value of the underlying fund. Significant increases/(decreases) in the input would have resulted in a significantly lower/(higher) fair value measurement. 12 DERIVATIVE FINANCIAL INSTRUMENTS Derivative contracts, including options, swaps, contracts for differences, forwards and futures, may result in off-balance sheet risk as the Partnership’s obligations under these contracts may exceed the amounts recognized in the Statement of Assets and Liabilities. Credit risk is the possibility of loss from the failure of a counterparty to perform according to the terms of a contract. At any moment, the credit risk for OTC derivative contracts is limited to the net unrealized gains as reported in the Statement of Assets and Liabilities for each counterparty for which a netting agreement exists. In a similar fashion, liabilities represent net amounts owed to counterparties. This netting basis is executed across products and cash collateral when these provisions are specified in the netting agreement. The Partnership seeks to reduce its credit risk for OTC contracts by only transacting with counterparties enjoying high credit standing, and by seeking to negotiate master agreements with inputs that include netting provisions that incorporate the right of “set off” (assets less liabilities) across OTC contracts with such counterparties. The Partnership records its trading related derivative activities at fair value, as described in Note 2(b). Since the Partnership has entered into certain master agreements that include netting provisions with some of its counterparties, the assets included in the Statement of Assets and Liabilities include the Partnership’s unrealized appreciation, net of unrealized depreciation, where such agreements are in effect.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 35 12 DERIVATIVE FINANCIAL INSTRUMENTS (continued) Similarly, liabilities represent net amounts owed to such counterparties. The fair values of the Partnership’s derivative positions as reported in the Condensed Schedule of Investments are representative of the Partnership’s derivative activities throughout the year. The Effect of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2020 Realized Gains/(Losses) Net Change in Unrealized Appreciation/ (Depreciation) $ $ Equity options (equity risk) (147,756,469) 349,730,924 FX options (currency risk) – (1,573,404) Credit default swaps (credit risk) (5,244,964) (40,164,725) Contracts for differences (equity risk) 455,349,196 73,009,502 Interest rate swaps (interest rate risk) (1,377,725) 1,582,346 Bond swaps (credit risk) – 7,267,965 Forward contracts (currency risk) (3,599,974) (2,154,648) Index futures contracts (equity risk) 1,562,381 10,830,355 The Effect of Derivative Instruments on the Statement of Assets and Liabilities as at December 31, 2020 Fair Value Notional Value $ $ Assets Options owned, at fair value 1,424,971,830 279,263,857,536 Credit default swaps 3,729,668 153,000,000 Unrealized gain on contracts for differences 274,666,415 722,346,203 Unrealized gain on interest rate swaps 1,102,830 33,000,000 Unrealized gain on bond swaps 9,210,127 344,153,669 Unrealized gain on futures contracts 7,514,327 273,412,628 Liabilities Options sold, but not yet purchased, at fair value 992,756,796 498,470,270,815 Credit default swaps 27,477,728 1,051,400,000 Unrealized loss on contracts for differences 167,895,074 1,138,141,767 Unrealized loss on bond swaps 1,927,483 192,608,653 Unrealized loss on forward contracts 4,303,874 510,132,674

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 36 13 FINANCIAL INSTRUMENTS AND ASSOCIATED RISK The Partnership’s activities may include the purchase and sale of a variety of derivative financial instruments. These derivatives are used for trading purposes and for managing risk associated with the portfolio of investments. All positions are reported in the Statement of Assets and Liabilities at fair value and any change in fair value is reflected in the Statement of Operations as a gain or loss as it occurs. The Partnership is exposed to a market risk equal to the notional value of derivative contracts purchased and is exposed to a market risk in excess of the amount recognized in the Statement of Assets and Liabilities on such derivative contracts sold short. Credit risk is the risk of potential inability of counterparties to perform under the terms of contracts. The Partnership may enter into various futures contracts. The Partnership is exposed to the credit risk relating to whether the counterparty will meet its limited obligations when they come due. The Partnership’s exposure to credit risk at any point in time is limited to amounts recorded as assets in the Statement of Assets and Liabilities. Credit risk is reduced by dealing with reputable counterparties, which are high credit quality institutions. Investments transactions of the Partnership are usually cleared by registered brokers pursuant to prime brokerage agreements under which substantial amount of its assets are held by the registered brokers as security for the Partnership’s stock-borrowing and financing arrangements. As at December 31, 2020, the amounts due to or from brokers consisting primarily of net cash from unsettled trades, net cash, and all investments owned and investments sold, but not yet purchased, are positions with the brokers. Management does not anticipate any loss as a result of this concentration. Cash held at the brokers that is related to investments sold, but not yet purchased is restricted until the investments are purchased. Securities sold, but not yet purchased (a “short sale”) are recorded as liabilities in the Statement of Assets and Liabilities. A short sale is a transaction in which the Partnership sells securities it does not own (but has borrowed) in anticipation of a decline in the market price of the securities. To complete a short sale, the Partnership must arrange to borrow the securities to be delivered to the buyer. The proceeds received by the Partnership from the short sale may be retained by the stock- lender until the Partnership replaces the borrowed securities. In borrowing the securities to be delivered to the buyer, the Partnership becomes obligated to replace the securities borrowed. The market price at the time of replacement may exceed the amount recorded as a liability on the Statement of Assets and Liabilities. Possible losses from short sales differ from losses that could be incurred from purchases of equity securities. Losses from short sales may be unlimited, whereas losses from purchases are limited to the total amount invested. The above is not intended to be a comprehensive summary of all risks. Investors should refer to the current offering documents for a more detailed discussion of the risks inherent in investing in this Partnership structure.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 37 14 OFFSETTING ASSETS AND LIABILITIES The Partnership is required to disclose the impact of offsetting assets and liabilities represented in the Statement of Assets and Liabilities to enable users of the financial statements to evaluate the effect or potential effect of netting arrangements on its financial position for recognized assets and liabilities. These recognized assets and liabilities are financial instruments and derivative instruments that are either subject to an enforceable master netting arrangement or similar agreement or meet the following right of set off criteria: (1) the amounts owed by the Partnership to another party are determinable; (2) the Partnership has the right to set off the amounts owed with the amounts owed by the other party; (3) the Partnership intends to set off; and (4) the Partnership’s right of set off is enforceable at law. As at December 31, 2020, the Partnership holds financial instruments and derivative instruments that are eligible for offset in the Statement of Assets and Liabilities and are subject to a master netting arrangement. The master netting arrangement allows the counterparty to net applicable collateral held on behalf of the Partnership against applicable liabilities or payment obligations of the Partnership to the counterparty. These arrangements also allow the counterparty to net any of its applicable liabilities or payment obligations they have to the Partnership against any collateral sent to the Partnership. The following table provides disclosure regarding the potential effect of offsetting of recognized assets presented in the Statement of Assets and Liabilities as at December 31, 2020: Net Amounts of Gross Assets Gross Amounts Amounts Presented Not Offset in the Statement Gross Offset in the in the of Assets and Liabilities Amounts of Recognized Statement of Assets and Statement of Assets and Financial Cash Collateral Net Assets $ Liabilities $ Liabilities $ Instruments $ Received $ Amount $ Barclays Bank Plc 19,842,820 – 19,842,820 (4,210,758) – 15,632,062 Goldman Sachs 254,835,611 – 254,835,611 (186,789,747) – 68,045,864 HSBC Bank Plc 7,854,766 – 7,854,766 (1,001,885) – 6,852,881 JP Morgan 119,659,214 – 119,659,214 (95,819,973) – 23,839,241 Merrill Lynch 529,526,803 – 529,526,803 (339,026,802) – 190,500,001 Morgan Stanley 179,591,259 – 179,591,259 (100,805,888) – 78,785,371 UBS AG 609,884,724 – 609,884,724 (466,705,902) – 143,178,822 – Total 1,721,195,197 – 1,721,195,197 (1,194,360,955) – 526,834,242

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 38 14 OFFSETTING ASSETS AND LIABILITIES (continued) The following table provides disclosure regarding the potential effect of offsetting of recognized liabilities presented in the Statement of Assets and Liabilities as at December 31, 2020: Net Amounts of Gross Liabilities Gross Amounts Amounts Presented Not Offset in the Statement Gross Offset in the in the of Assets and Liabilities Amounts of Recognized Statement of Assets and Statement of Assets and Financial Cash Collateral Net Liabilities $ Liabilities $ Liabilities $ Instruments $ Pledged (a) $ Amount $ Barclays Bank Plc (4,210,758) – (4,210,758) 4,210,758 – – Goldman Sachs (186,789,747) – (186,789,747) 186,789,747 – – HSBC Bank Plc (1,001,885) – (1,001,885) 1,001,885 – – JP Morgan (95,819,973) – (95,819,973) 95,819,973 – – Merrill Lynch (339,026,802) – (339,026,802) 339,026,802 – – Morgan Stanley (100,805,888) – (100,805,888) 100,805,888 – – UBS AG (466,705,902) – (466,705,902) 466,705,902 – – Total (1,194,360,955) – (1,194,360,955) 1,194,360,955 – – (a) Collateral amounts presented, if any, are limited to the derivative balances and, accordingly, do not include any excess collateral received or pledged. Total collateral pledged not presented above were $44,728,059 with Barclays Bank Plc, $318,550,547 with Goldman Sachs, $183,681,268 with Merill Lynch, $87,776,179 with Morgan Stanley and $140,312,957 with UBS AG. 15 INDEMNITIES The Partnership may enter into contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts. 16 SIGNIFICANT EVENTS DURING THE YEAR The outbreak of Coronavirus disease (“COVID-19 outbreak”) in early 2020 has had significant impact on global financial markets. The Management Company will pay close attention to the development of the COVID-19 outbreak and evaluate its impact on the financial position and operating results of the Partnership. The Management Company will continue to remain alert to the situation and monitor the operations of the Partnership.

INRE FUND, L.P. – FINANCIAL STATEMENTS Notes to the Financial Statements (continued) For the year ended December 31, 2020 (Stated in United States Dollars) 39 17 SUBSEQUENT EVENTS In accordance with the provisions set forth in FASB ASC 855, Subsequent Events, the Management Company has evaluated the possibility of subsequent events existing in the Partnership’s financial statements through June 3, 2021, the date the financial statements were available to be issued. During the period from January 1, 2021 to June 3, 2021, the date these financial statements were available to be issued, the Partnership has recorded capital withdrawals of $1,274,572,280. On February 21, 2021, Enstar Group Limited (“Enstar Group”) and its wholly owned subsidiary, Cavello Bay Reinsurance Limited (“Cavello”) entered into a Termination and Release Agreement with the Partnership, Hillhouse Capital Management, Ltd. and Hillhouse Capital Advisors, Ltd., the Management Company, AnglePoint Asset Management Limited (“AnglePoint”) and the General Partner pursuant to which the parties have agreed to terminate certain relationships, primarily with respect to the Partnership. As of February 21, 2021, Cavello redeemed its investments in certain funds managed by Hillhouse Capital Advisors, Ltd. and transferred $381,300,050 in proceeds into the Partnership. On March 2, 2021, the General Partner of the Partnership changed from InRe Fund GP, Ltd. to Enstar GP Limited (“Enstar GP”). On April 1, 2021, Enstar Group and Cavello entered into a purchase and sale agreement with Enstar GP (on behalf of the Partnership), HHGL Fund L.P. and HH WBC GP Limited with respect to the sale of limited partnership interests in HH WBC Investment Holdings, L.P. by the Partnership to HHGL Fund L.P. Also on the same date, Enstar Group entered into a designation agreement with Mr. Jie Liu as the purchaser of AnglePoint and he acquired AnglePoint from an affiliate of Hillhouse Capital Advisors, Ltd. on the same day. In addition, on April 1, 2021, the Management Company assigned its Investment Management Agreement with the Partnership to AnglePoint, which thereinafter became the Management Company. Other than the above, no significant events have occurred since the end of the reporting year which would have an impact on the financial position of the Partnership as disclosed in the Statement of Assets and Liabilities as at December 31, 2020 or on the results and cash flows of the Partnership for the year ended on that date.